EXHIBIT 99.1

SMTC Announces First Quarter Results

TORONTO – May 5, 2003 — SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global provider of electronics manufacturing services to the technology industry, today reported first quarter revenue of $86 million, compared to $116 million for the previous quarter and $139 million for the same quarter last year.

Net earnings on a Generally Accepted Accounting Principles (GAAP) basis for the first quarter of 2003 of $32,000, or $0.00 per share, includes restructuring charges of $0.2 million. The net loss on a GAAP basis for the previous quarter of $24.5 million, or $0.85 per share, include restructuring charges of $24.2 million ($0.2 million included in cost of sales) and other charges of $1.2 million ($1.0 million included in selling, general and administrative expenses and $0.2 million included in amortization expense). The net loss on a GAAP basis for the first quarter of 2002 of $68.2 million or $2.38 per share, includes the loss from discontinued operations of $10.2 million and the effects of a change in accounting policy related to goodwill, resulting in a charge of $55.6 million.

The Company calculates adjusted net earnings (loss) as net earnings (loss) before discontinued operations, the effects of changes in accounting policies, restructuring and other charges and the related income tax effect. Adjusted net earnings(1) for the first quarter of 2003 are $169,000 or $0.01 per share compared to adjusted net earnings(1) of $1.0 million or $0.03 per share for the previous quarter and an adjusted net loss(1) of $2.5 million or $0.09 per share for the same period last year.

(1)	See supplemental disclosures reconciling adjusted net earnings to net earnings in accordance with GAAP.

Gross profit on a GAAP basis for the first quarter of 2003 was $8.1 million or 9.4% compared to $8.7 million or 7.5% for the previous quarter and $6.7 million or 4.9% for the same period in the prior year.

Operating income on a GAAP basis for the first quarter of 2003 was $1.6 million compared to an operating loss on a GAAP basis of $22.7 million for the previous quarter and an operating loss of $0.8 million for the same period in the prior year.

Effective January 1, 2002, the Company had unamortized goodwill of $55.6 million. In response to the implementation of new accounting standards, the Company completed its transitional goodwill impairment testing in the third quarter of 2002 and concluded that a write-off of the entire amount was required and recorded a charge as a cumulative change in accounting principle as at January 1, 2002.

The Company achieved a net cash cycle of 39 days for the first quarter of 2003, compared to 31 days for the previous quarter and 52 days for the same period in 2002, and continues to generate cash flow from operations. During the past four quarters, the Company has reduced its debt levels by $31.6 million, or 28%, to $80.9 million from $112.5 million from the same period last year.

Frank Burke, Chief Financial Officer of SMTC commented, “The Company continued to focus on its cost structures and liquidity management throughout this quarter. This has been a common theme for the Company for the past six quarters. The financial results indicate that these efforts have been rewarded with higher margins, lower bank debt and an improved balance sheet. The end markets, however, remain difficult. The Company is not seeing a general pick-up in economic activity or a return to more robust sales levels. To reflect this, the Company will continue to right size its business to the current economic environment. “

SMTC’s President and C.E.O., Paul Walker added, “Despite the difficult economic environment and continued weakness in end-market demand, we made significant progress during the quarter. Our gross profit margin and reduced operating expenses enabled us to report positive earnings, in excess of our guidance. We were pleased to announce during the quarter, our partnership with ALCO, a Hong Kong based EMS provider, which provides our customers with a cost effective manufacturing solution in China. Also, as we execute on our restructuring initiatives, we continued to redeploy capacity to lower cost regions.”

About the Company:  SMTC Corporation is a global provider of advanced electronic manufacturing services to the technology industry. The Company’s electronics manufacturing and technology centers are located in Appleton, Wisconsin, Boston, Massachusetts, Charlotte, North Carolina, San Jose, California, Toronto, Canada, and Chihuahua, Mexico. SMTC offers technology companies and electronics OEMs a full range of value-added services including product design, procurement, prototyping, printed circuit assembly, advanced cable and harness interconnect, high precision enclosures, system integration and test, comprehensive supply chain management, packaging, global distribution and after-sales support. SMTC supports the needs of a growing, diversified OEM customer base primarily within the networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors:  The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Frank Burke

Chief Financial Officer

(905) 479-1810

frank.burke@smtc.com

###

Company Financials To Follow

SMTC CORPORATION

Consolidated Unaudited Statements of Earnings (Loss)

(US dollars, in thousands, except share and per share data)

	Three months ended
	March 30,	March 31,
	2003	2002
Revenue	$86,000	$138,909
Cost of sales	77,880	132,161

Gross profit	8,120	6,748
Selling, general and administrative expenses	5,328	7,090
Amortization	972	455
Restructuring charges	239	—

Operating income (loss)	1,581	(797)
Interest	1,515	2,315

Earnings (loss) before income taxes, discontinued operations and the cumulative effect of a change in a accounting policy	66	(3,112)
Income tax expense (recovery)	34	(640)

Earnings (loss) before from continuing operations	32	(2,472)
Loss from discontinued operations	—	(10,197)
Cumulative effect of a change in accounting policy	—	(55,560)

Net earnings (loss)	$32	$(68,229)

Net earnings (loss) per share:
Basic from continuing operations	$0.00	$(0.09)
Loss form discontinued operations	$—	$(0.36)
Loss from the cumulative effect of a change in accounting policy	$—	$(1.93)

Basic	$0.00	$(2.38)
Diluted	$0.00	$(2.38)

Weighted average number of shares outstanding:
Basic	28,689,779	28,689,779
Diluted	29,023,049	28,689,779

—  MORE  —

SMTC CORPORATION

Consolidated Unaudited Statements of Earnings (Loss)

(US dollars, in thousands, except share and per share data)

	Three months ended
	March 30,
	2003	2002
Supplemental disclosures:
Net earnings (loss)	$32	$(68,229)
Adjustments:
Discontinued operations	—	10,197
Writedown of goodwill	—	55,560
Restructuring charges	239	—
Income taxes	(102)	—

Adjusted net earnings (loss)	$169	$(2,472)

Adjusted net earnings (loss) per share:
Basic	$0.01	$(0.09)
Diluted	$0.01	$(0.09)

Weighted average number of shares outstanding:
Basic	28,689,779	28,689,779
Diluted	29,023,049	28,689,779

The Company has provided information on adjusted net earnings to supplement its GAAP financial information. Adjusted net earnings do not have any standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other issuers. The Company believes that adjusted net earnings is a meaningful measure of operating performance due to the history of acquisitions and recent restructurings. Adjusted net earnings exclude the effects of discontinued operations, amortization of goodwill, restructuring and other charges (most significantly the write-down of goodwill, the cost associated with closing facilities, inventory and accounts receivable exposures and severance costs) and income tax adjustments. Adjusted net earnings are not a measure of operating performance or profitability under U.S. GAAP or Canadian GAAP and should not be considered in isolation or as a substitute for net earnings prepared in accordance with U.S. GAAP or Canadian GAAP

—  MORE  —

SMTC CORPORATION

Consolidated Balance Sheets

(US dollars, in thousands)

	March 30,	December 31,
	2003	2002
Cash and cash equivalents	$137	$370
Accounts receivable	54,303	57,398
Inventories	38,423	38,362
Prepaid expenses	2,053	2,611
Income taxes recoverable	176	841

	95,092	99,582

Capital assets	41,178	43,677
Other assets	12,376	13,378
Deferred income taxes	34,221	34,325

	$182,867	$190,962

Accounts payable	$53,325	$56,165
Accrued liabilities	30,330	33,814
Current portion of long-term debt	18,750	17,500
Current portion of capital lease obligations	227	257

	102,632	107,736

Long-term debt	62,119	65,089
Capital lease obligations	123	176
Shareholders' equity	17,993	17,961

	$182,867	$190,962

#  #  #